UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2024

ADAPTIMMUNE THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

England and Wales	1-37368	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Jubilee Avenue, Milton Park

Abingdon, Oxfordshire OX14 4RX

United Kingdom

(Address of principal executive offices, including zip code)

(44) 1235 430000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
American Depositary Shares, each representing 6 Ordinary Shares, par value £0.001 per share	ADAP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2024 Adaptimmune Therapeutics plc (the “Company”) announced the appointment of Cintia Piccina as Chief Commercial Officer (“CCO”) effective as of March 18, 2024.

OnFebruary 26, 2024, Ms. Piccina entered into an employment agreement (the “Employment Agreement”) with the Company’s U.S. subsidiary, Adaptimmune, LLC (the “Employer”). Under the terms of the Employment Agreement, effective March 18, 2024, Ms. Piccina will receive an annual base salary of $460,000, which may be modified by the Employer in its sole discretion.

In addition to the base salary, Ms. Piccina will be eligible to receive an annual discretionary bonus following the end of each calendar year that ends during her employment period when she serves as CCO (“Annual Bonus”), subject to: (i) objective criteria set forth by the Company’s Board of Directors (the “Board”) or an authorized delegate thereof on an annual basis; and (ii) the overall performance of the Company. The initial target Annual Bonus effective from March 18, 2024 will be forty-five percent of Ms. Piccina’s base salary. The Annual Bonus payment will be pro-rated for any partial year of service.

In addition to the base salary, Ms. Piccina will receive reimbursement of the cost of business expenses for temporary accommodation in the Boston area for a period of six months commencing from a date to be agreed between the Company and Ms. Piccina (the “Transition Business Expenses Period”) at the rate of up to a maximum amount of $5,000 per month (the “Transition Business Expenses Payments”) with the first such payment to be made no later than the end of November 2024. The Transition Business Expenses Payments will be paid to Ms. Piccina less applicable deductions and withholding required by law. In addition, Ms. Piccina will also receive a one-time payment of $70,000 for relocation expenses which shall be paid after the Transition Business Expenses Period has ended (the “Relocation Payment”). The Relocation Payment will be paid to Ms. Piccina less applicable deductions and withholding required by law. In the event that Ms. Piccina’s employment is terminated by the Company for Cause (as defined in the Employment Agreement) or by Ms. Piccina if she resigns other than for Good Reason (as defined in the Employment Agreement) on a date that precedes the first anniversary of the commencement of her employment with the Company, Ms. Piccina will be liable to repay the full amount of the Transition Business Expenses Payments and the Relocation Payment. In order to facilitate any such repayment, whether of the Transition Business Expenses Payments or the Relocation Payment, the Company may elect, in its absolute discretion, to make deductions from any amounts due to be paid to Ms. Piccina.

Ms. Piccina will also be eligible to participate in the equity plans sponsored and/or maintained by the Company and its affiliates from time to time, in accordance with the terms of any such plans, at the sole and absolute discretion of the Company and the Board or the remuneration committee. On or around March 18, 2024, or such other date as the Board may determine and subject to the rules of the relevant equity plan and any applicable legal or regulatory requirements, Ms. Piccina will be awarded market value options to acquire ordinary shares in the Company and RSU-style options to acquire ordinary shares in the Company on the condition that, at the time of the award of such share options, Ms. Piccina continues to serve as the Company’s CCO and remains employed by the Company and is not under notice of termination (given or received). A portion of the market value options will vest on the date of grant and the remainder of the options will vest over a period of three years from the date of grant. A portion of the RSU-style options will vest over a period of three months from the date of grant and the remainder of the options will vest over a period of four years from the date of grant. The market value options will have an exercise price per ordinary share of not less than one sixth of the closing trading price of the Company’s American Depositary Shares on the last business day prior to the date of grant, translated from USD to GBP, and the RSU-style options will have an exercise price of £0.001 per ordinary share. Effective from March 18, 2024 or such other date as the Board may determine and subject to the rules of the relevant equity plan and any applicable legal or regulatory requirements, the exercise period for 1,125,648 vested market value options held by Ms. Piccina will be extended to expire on January 30, 2032 (the “Revised Exercise Period”). In the event that Ms. Piccina’s employment is terminated by the Company for Cause or by Ms. Piccina if she resigns other than for Good Reason during the Revised Exercise Period, the Board may decide to shorten the Revised Exercise Period. Ms. Piccina will also be entitled to additional employee benefits.

The Company may terminate Ms. Piccina’s employment with or without Cause and without notice, but Ms. Piccina is required to provide at least 60 days’ advance written notice to the Company in order to terminate her employment. In the event of a termination of employment by the Company without Cause or a resignation by Ms. Piccina for Good Reason, upon a change of control, any portion of share option awards that were granted and unvested as of the date of termination will vest and immediately become exercisable on the date of termination. Ms. Piccina will also be entitled to payments under her Employment Agreement and the Company’s executive severance policy in the event of a termination by the Company without Cause or a resignation by Ms. Piccina for Good Reason without a change of control and upon a change of control. In order to receive severance benefits under the Employment Agreement and policy, Ms. Piccina is required to execute a release of claims in favor of the Company and comply with certain other post-employment covenants set forth in the Employment Agreement. The Employment Agreement also contains non-solicitation and non-competition provisions that apply for a twelve-month period post-employment with the Company as well as standard confidentiality provisions.

Since 2014, Ms. Piccina, age 51, has held senior management roles in public companies in the life sciences sector. Most recently, she has served as Chief Commercial Officer at AlloVir (Nasdaq: ALVR) helping to build the company’s commercialization capabilities and team to support the launch of the company’s first allogeneic multi Viral Specific T-cell (VST) therapy, AlloVir’s anticipated first commercial product. Prior to her time at Adaptimmune from January 2022 to March 2023, Ms. Piccina served as the SVP Commercial Oncology and US General Manager at 2seventy bio (Nasdaq:TSVT) and as the SVP Commercial Oncology and US General Manager at bluebird bio (Nasdaq: BLUE) since April 2020. Before that, Ms. Piccina spent over 20 years at Novartis (SIX: NOVN; NYSE: NVS) from 1997 to April 2020, first in Brazil and subsequently in the United States, where she held a series of roles including serving as Vice-President, Global Oncology Cell and Gene Strategy & Program Management Office. Ms. Piccina holds a Doctorate in Pharmacy and Biochemistry from the University of Sao Paulo, Brazil, and an MBA from the Escola Superior de Propaganda e Marketing, Sao Paulo, Brazil.

There are no family relationships between Ms. Piccina and any director or executive officer of the Company, and the Company has not entered into any transactions with Ms. Piccina that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Ms. Piccina and any other persons pursuant to which she was selected as CCO.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement dated February 26, 2024 by and between Adaptimmune, LLC and Cintia Piccina

99.1	Press release dated February 27, 2024

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADAPTIMMUNE THERAPEUTICS PLC

Date: February 27, 2024	By:	/s/ Margaret Henry
		Name:	Margaret Henry
		Title:	Corporate Secretary